Exhibit 99.1

Press Release

CONTACT:	Tricia Haugeto
Array BioPharma Inc.
(303) 386-1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA ADVANCES P38 INHIBITOR, ARRY-797, INTO
PHASE 1 CANCER PATIENT TRIAL

- Phase 1 Clinical Trial Expected to Commence in 2007 -

Boulder, Colo., (April 10, 2007) — Array BioPharma Inc. (NASDAQ: ARRY) filed an Investigational New Drug (IND) application for ARRY-797 with the U.S. Food & Drug Administration and is now able to proceed with a Phase 1 clinical trial in cancer patients.  ARRY-797, a selective, orally active p38 inhibitor, has shown good efficacy and a low side effect profile in preclinical models of certain cytokine-driven cancers. Over the past five months, the compound was evaluated in Phase 1a single ascending dose escalation studies in healthy volunteers for safety, exposure and inhibition of mechanism-related biomarkers.

“We are excited that ARRY-797 has passed its first clinical hurdle and is now moving into the next phase of development,” said Kevin Koch, Ph.D., President and Chief Scientific Officer. “We plan to initiate clinical studies with this compound in patients with advanced hematological cancers during 2007.”

ARRY-797, Targeting p38 for Inflammation and Cancer

P38 is a kinase target that regulates the production of numerous pro-inflammatory cytokines, in particular, TNF, IL-6 and IL-1.  Injected protein therapeutics currently on the market, including Enbrel®, Remicade®, Humira® and Kineret®, bind to and modulate the activity of the cytokines TNF or IL-1.  These cytokines can also act as cellular growth factors and are often up-regulated in certain cancers including prostate, ovarian and multiple myeloma. Additionally, p38 may play a role in certain resistance mechanisms or metastatic progression in cancer.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat life threatening and debilitating diseases.  Our proprietary drug development pipeline is focused on the treatment of cancer and inflammatory disease and includes clinical candidates that are designed to regulate therapeutically important protein targets.  In addition, leading pharmaceutical and biotechnology companies collaborate with Array to discover and develop drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

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Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2006, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet objectives tied to milestones and royalties, and our ability to attract and retain experienced scientists and management.  We are providing this information as of April 10, 2007. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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